Exhibit 10.37

AMENDMENT NO. 1 TO THE

QUAKER CHEMICAL CORPORATION

2003 DIRECTOR STOCK OWNERSHIP PLAN

(As amended March 7, 2007)

WHEREAS, Quaker Chemical Corporation (the “Corporation”) maintains the Quaker Chemical Corporation 2003 Director Stock Ownership Plan (the “Plan”) for the benefit of its Eligible Directors; and

WHEREAS, the Corporation wishes to amend the Plan to ratify and reflect the actions taken in accordance with the Resolution approved by the Board at its March 7, 2007 meeting to change the cash and stock allocations applicable to the Annual Retainer;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Subsection (e) of Section 6 (“Payment of Annual Retainer”) is amended in its entirety to read as follows:

(e)	Subject to adjustment in accordance with Section 6(g), if on the Measuring Date immediately preceding the Retainer Payment Date an Eligible Director is the Beneficial Owner of 7,500 or more shares of Common Stock, 20% of the Annual Retainer payable to the Eligible Director for such year shall be paid in shares of Common Stock and 80% of the Annual Retainer for such year shall be paid in cash. Notwithstanding the preceding sentence, if an Eligible Director made a Discretionary Election for 2007 or any subsequent year, the Annual Retainer payable to the Eligible Director for such year shall be paid in accordance with the terms of the Discretionary Election.

2.	The first sentence of Section 7 (“Discretionary Election”) is amended to read as follows:

7.	Discretionary Election.

If on the Measuring Date immediately preceding the Retainer Payment Date an Eligible Director is the Beneficial Owner of 7,500 or more shares of Common Stock, the Eligible Director may, in the Eligible Director’s discretion, within the 10-day period following the Measuring Date for the applicable year (the “Option Period”), irrevocably elect to receive Common Stock in payment of a percentage of the Annual Retainer for the applicable year which exceeds (but is not less than) 20%.

IN WITNESS WHEREOF, Quaker Chemical Corporation has caused these presents to be duly executed on this 25th day of July, 2007.

Quaker Chemical Corporation

Attest:	/s/ Irene M. Kisleiko	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President, Secretary
and General Counsel